UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 14, 2006

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

5511	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, 37th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 885-2500
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Ripplewood Partners L.P. and funds associated with Freeman Spogli & Co. hold all the shares of Asbury Automotive Group, Inc. (“Asbury”) owned by them through Asbury Automotive Holdings L.L.C. (“AAH”).  AAH currently is engaged in a public offering of a portion of its Asbury shares that if consummated will reduce its percentage ownership from approximately 53% to below 30%.  AAH contemplates that following the offering it will distribute the remaining Asbury shares it holds to Ripplewood Partners L.P. and the funds associated with Freeman Spogli & Co. and that the voting provisions of the Shareholders Agreement to which AAH and certain other Asbury shareholders are parties will be terminated.  Pursuant to the Shareholders Agreement, AAH today has voting control of approximately 61% of the Asbury common stock.  As a result of these contemplated transactions, we anticipate that Ripplewood Partners L.P. and funds affiliated with Freeman Spogli & Co. will directly own and have sole voting power over the Asbury shares held by each of them and that there will no longer be any voting arrangements among them with respect to their remaining Asbury shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: September 14, 2006	By:	/s/ Kenneth B. Gilman
	Name:	Kenneth B. Gilman
	Title:	President and Chief Executive Officer